Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-265354) pertaining to the QuidelOrtho Corporation Amended and Restated 2018 Equity Incentive Plan and the QuidelOrtho Corporation Amended and Restated 1983 Employee Stock Purchase Plan;
(2) Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-262434) pertaining to the Quidel Corporation 2016 Equity Incentive Plan, Quidel Corporation 2010 Equity Incentive Plan, Quidel Corporation Amended and Restated 2001 Equity Incentive Plan, Ortho Clinical Diagnostics Holdings plc 2021 Omnibus Incentive Award Plan, and Ortho-Clinical Diagnostics Bermuda Co. Ltd. 2014 Equity Incentive Plan; and
(3) Registration Statement (Form S-3 No. 333-283339) of QuidelOrtho Corporation;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of QuidelOrtho Corporation and the effectiveness of internal control over financial reporting of QuidelOrtho Corporation included in this Annual Report (Form 10-K) of QuidelOrtho Corporation for the year ended December 29, 2024.
/s/ Ernst & Young LLP
San Diego, California
February 27, 2025